Exhibit 10.06

TERMINATION AGREEMENT AND MUTUAL RELEASE

THIS TERMINATION AGREEMENT AND MUTUAL RELEASE (this “Agreement”) is made and entered into as of October 1, 2009 (the “Effective Date”) by and among Health Enhancement Products, Inc., a Nevada corporation (“HEP”) and Changing Times Vitamins, Inc., an Arizona corporation (“CTV”).  For purposes of this Agreement, HEP and CTV are sometimes individually referred to as a “Party” and sometimes collectively referred to as the “Parties.”

Background

A.

CTV and HEP previously entered into a Distribution and Services Agreement modified by the Addendum to Distribution and Services Agreement effective as of April 1, 2009 (the “Distribution Agreement”), whereby CTV became the exclusive distributor of dietary supplement sold under the trademark ProAlgaZyme®.

B.

The Parties hereto now desire to terminate the Distribution Agreement, including any documents or agreements entered into pursuant thereto or in connection therewith, and to settle any differences they may now have or which may arise in the future, against one another, without limitation and whether such claims are known or unknown, liquidated or contingent, matured or unmatured.

C.

Each of the Parties hereto declares that the terms of this Agreement have been read and understood and that this Agreement is entered into voluntarily, freely, and without coercion of any sort, and is accepted for the purpose of making a complete, final, and binding settlement of any and all claims described herein as well as those omitted through oversight or error, with the exception of only those claims specifically enumerated and excluded herein.

In consideration of the acts, payments, covenants and mutual agreements herein described and agreed to be performed the Parties agree as follows:

Agreement

1.

Transfer of Shares and Settlement Payment.  Notwithstanding the terms of any other agreement between the Parties and in consideration of the releases contained herein, HEP shall (i) immediately pay a lump sum payment of $300,000 to CTV by check, and (ii) issue to CTV, free and clear of all security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies or other arrangements, 750,000 shares of HEP common stock as soon as practicable after an increase in authorized shares has been approved, provided that CTV signs an investment letter or subscription agreement in a form acceptable to HEP (collectively, the “Payment”). The purchase, acquisition and effective date of said shares will be the date of this contract. The Payment shall be paid: (i) in settlement of any disputes which the Parties now have or which may arise in the future, solely for this distribution agreement and solely between HEP and CTV (the “Disputes”); (ii) any claims CTV might have related to the Disputes; (iii) for the time, effort, marketing materials, website constructions and product that have been produced by CTV; (iv) all CTV inventories,  including but not limited to labels, bottles and promotional materials; (v) a current list of all CTV customers including contact and payment information; and (vi) any and all other obligations of HEP that may have arisen in connection with the Distribution Agreement (the “Settlement Amount”).

2.

Termination of Distribution Agreement and All Obligations Under Distribution Agreement.  The Distribution Agreement is hereby terminated and all of the obligations arising therefrom between HEP and CTV shall be deemed terminated by mutual agreement; provided that the obligations of the Parties set forth in this Agreement shall survive.  As part of this Agreement, the trademark license granted by CTV under the Distribution Agreement or any other agreement between the Parties is terminated and CTV expressly acknowledges that all of HEP’s obligations under that license have been fulfilled.  Further, the trademark license for the ProAlgaZyme® trademark granted by HEP to CTV is hereby terminated and CTV agrees to not sell or provide any goods bearing the ProAlgaZyme® trademark, provide any services that are associated with the ProAlgaZyme® trademark, or distributed any advertising, whether in electronic or print form (including CTV’s website and all materials on the website referring to the ProAlgaZyme® trademark), bearing the ProAlgaZyme® trademark within seven days (7)  the Effective Date.

3.

Mutual Release and Covenant Not to Sue.

(a)

CTV, on behalf of itself and its heirs, executors, administrators, and successors and assigns (collectively, the “CTV Releasor Parties”), hereby forever releases, discharges, cancels, waives, and acquits HEP, and the subsidiaries, affiliates, agents, officers, managers, owners, directors, employees, insurers, successors and assigns of HEP (collectively, the “HEP Exculpated Parties”), of and from any and all rights, claims, demands, causes of action, obligations, damages, penalties, fees, costs, expenses, and liabilities of any nature whatsoever, whether in law or equity (collectively, the “Claims”), which the CTV Releasor Parties have, had or may hereafter have against them arising out of, by reason of, or related solely to this Distributor Agreement and no other previous agreements with CTV, nor to the Parties’ prior relationship and transactions, existing as of the date of execution of this Agreement, WHETHER KNOWN TO THE CTV RELEASOR PARTIES AT THE TIME OF EXECUTION OF THIS AGREEMENT OR NOT, other than any Claims arising out of, or by reason of any breaches by the HEP Exculpated Parties of their obligations under this Agreement, this Agreement intending to be a full and final settlement between the Parties.  The foregoing release may be used to completely bar any action or suit before any court, arbitral, or administrative body with respect to any claim under federal, state, local, or other law relating to any of the Claims released herein.

(b)

HEP, on behalf of itself and its heirs, executors, administrators, successors and assigns (collectively, the “HEP Releasor Parties”), hereby forever releases, discharges, cancels, waives, and acquits CTV, and the  subsidiaries, affiliates, agents, officers,

(c)

owners, directors, employees, insurers, successors and assigns, of CTV (collectively, the “CTV Exculpated Parties”), of and from any and all Claims, which the HEP Releasor Parties have, had or may hereafter have against them arising out of, by reason of, or relating to the Prior Agreements or the Parties’ prior relationship or transactions, existing as of the date of execution of this Agreement, WHETHER KNOWN TO THE HEP RELEASOR PARTIES AT THE TIME OF EXECUTION OF THIS AGREEMENT OR NOT, other than any Claims arising out of, or by reason of any breaches by the CTV Exculpated Parties of their obligations under this Agreement, this Agreement intending to be a full and final settlement between the Parties.  The foregoing release may be used to completely bar any action or suit before any court, arbitral, or administrative body with respect to any claim under federal, state, local, or other law relating to any of the Claims released herein.

(d)

For purposes of the remainder of this Agreement the term “Releasor Parties” shall refer collectively to the CTV Releasor Parties and the HEP Releasor Parties and the term “Exculpated Parties” shall refer collectively to the CTV Exculpated Parties and the HEP Exculpated Parties.

(e)

Each Party, on behalf of itself and its respective Releasor Parties, further covenants and agrees not to institute, nor cause to be instituted, any legal proceeding of any nature whatsoever, either on its own behalf or in any representative capacity, for any claim released hereunder premised upon any legal theory or claim whatsoever, including without limitation, contract, tort, interference with contract, breach of contract, defamation, negligence, infliction of emotional distress, fraud, or deceityo.

(f)

Each of the Parties acknowledges that the considerations afforded such Party under this Agreement are in full and complete satisfaction of any Claims such Party or the Releasor Parties may have or may have had prior to the date hereof, and provide good and sufficient consideration for every promise, duty, release, obligation, agreement and right contained in this Agreement.

(g)

EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT THE RELEASE AND DISCHARGE SET FORTH IN THIS AGREEMENT IS A GENERAL RELEASE AND DISCHARGE AS TO IT AND ALL OTHER RELEASED PARTIES. EACH OF THE PARTIES FURTHER EXPRESSLY WAIVES AND ASSUMES THE RISK THAT ANY AND ALL CLAIMS FOR DAMAGES WHICH EXIST AS OF THE DATE OF THIS AGREEMENT BUT OF WHICH IT DOES NOT KNOW OR WHICH IT DOES NOT SUSPECT EXIST, WHETHER THROUGH IGNORANCE, OVERSIGHT, ERROR, NEGLIGENCE, OR OTHERWISE, AND WHICH IF KNOWN, WOULD MATERIALLY AFFECT ITS DECISION TO ENTER INTO THIS AGREEMENT, ARE BEING RELEASED AND WAIVED BY THIS AGREEMENT.

4.

No Disparagement.  Each of the Parties agrees that as part of the consideration for this Agreement, each will not make nor permit its affiliates to make disparaging or derogatory remarks, whether oral or written, about the other Party or its business, products, prospects, subsidiaries, affiliates, directors, officers or agents.  Nothing in this Agreement shall prevent either of the Parties from giving truthful testimony or providing any information requested by a governmental authority or by court order.

5.

No Admission of Liability.  Nothing contained in this Agreement shall be construed in any manner as an admission by any Party that it has or may have violated any statute, law or regulation, or breached any contract or agreement.

6.

No Third Party Beneficiaries; Exception.  Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under, or by reason of, this Agreement on any persons other than the Parties to it and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any Party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any Party to this Agreement; provided, however, that any Exculpated Party that is not a Party to this Agreement shall be deemed a third-party beneficiary under Sections 3, 4, 5 and 6 of this Agreement.

7.

Injunctive Relief.  Each Party acknowledges and agrees that (a) the provisions of this Agreement are reasonable and necessary to protect the legitimate business interests of the other Party to this Agreement, (b) any breach by a Party of any of the covenants contained in this Agreement would result in irreparable injury to the other Party, or the Exculpated Parties not a party to this Agreement, the exact amount of which may be difficult, if not impossible, to ascertain or estimate, and (c) the remedies at law for any such breach would not be reasonable or adequate compensation to the other Party for such breach.  Accordingly, notwithstanding any other provision of this Agreement, if any Party directly or indirectly, breaches any of the covenants or obligations under this Agreement, then, in addition to any other remedy which may be available to the other Party, or any Exculpated Party not a party to this Agreement, at law, or in equity, such Party or Exculpated Party shall be entitled to injunctive relief against the breaching Party, without posting bond or other security, and without the necessity of proving actual or threatened damage or harm.

8.

Confidentiality.

(a)

CTV shall not divulge, communicate, use to the detriment of HEP or any of its affiliates (“HEP Parties”) or for the benefit of any other person or persons, nor misuse in any way, any Confidential Information (defined below) or Trade Secrets (defined below) pertaining to the HEP Parties or its business.  Any Confidential Information or Trade Secrets now known or hereafter acquired by CTV with respect to the HEP Parties or its business shall be deemed a valuable, special and unique asset of the HEP Parties that has been received by CTV in confidence and as a fiduciary, and CTV shall remain a fiduciary to the HEP Parties with respect to all such Confidential Information and/or Trade Secrets.

(b)

For purposes of this Agreement, the following terms have the meanings set forth below:

(i)

“Confidential Information” means confidential data and confidential information relating to the business of the HEP Parties which is or has been disclosed to CTV or of which CTV becomes aware as a consequence of or through its relationship with any of the HEP Parties and which CTV knows or has reason to know has value to the HEP Parties and is not generally known to the competitors of the HEP Parties.

(ii)

“Trade Secrets” means information of the HEP Parties including, but not limited to, technical or non-technical data, formulas, patterns, compilations, programs, financial data, financial plans, product or service plans or lists of actual or potential customers or suppliers which (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

(c)

All books, records, reports, writings, notes, notebooks, computer programs, software, source code, sketches, drawings, blueprints, prototypes, formulas, photographs, negatives, models, equipment, chemicals, reproductions, proposals, flow sheets, supply contracts, customer lists and other documents and/or things relating in any manner to the business of the HEP Parties (including, but not limited to, any of the same embodying or relating to any Confidential Information or Trade Secrets), are and shall continue to be the property of the HEP Parties.

(d)

HEP shall not divulge, communicate, use to the detriment of CTV or any of its affiliates (“CTV Parties”) or for the benefit of any other person or persons, nor misuse in any way, any Confidential Information (defined below) or Trade Secrets (defined below) pertaining to the CTV Parties or its business.  Any Confidential Information or Trade Secrets now known or hereafter acquired by HEP with respect to the CTV Parties or its business shall be deemed a valuable, special and unique asset of the CTV Parties that has been received by HEP in confidence and as a fiduciary, and HEP shall remain a fiduciary to the CTV Parties with respect to all such Confidential Information and/or Trade Secrets.

(e)

For purposes of this Agreement, the following terms have the meanings set forth below:

(i)

“Confidential Information” means confidential data and confidential information relating to the business of the CTV Parties which is or has been disclosed to HEP or of which HEP becomes aware as a consequence of or through its relationship with any of the CTV Parties and which HEP knows or has reason to know has value to the CTV Parties and is not generally known to the competitors of the CTV Parties.

(ii)

“Trade Secrets” means information of the CTV Parties including, but not limited to, technical or non-technical data, formulas, patterns, compilations, programs, financial data, financial plans, product or service plans or lists of actual or potential customers or suppliers which (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

(f)

All books, records, reports, writings, notes, notebooks, computer programs, software, source code, sketches, drawings, blueprints, prototypes, formulas, photographs, negatives, models, equipment, chemicals, reproductions, proposals, flow sheets, supply contracts, customer lists and other documents and/or things relating in any manner to the business of the CTV Parties (including, but not limited to, any of the same embodying or relating to any Confidential Information or Trade Secrets), are and shall continue to be the property of the CTV Parties.

(g)

The Parties agree that they will keep the terms, conditions, and amount of this Agreement confidential and that they will not hereafter disclose any information concerning this Agreement to anyone to whom disclosure is not required by law or a court order, provided that the foregoing excludes the Parties’ attorneys, accountants, representatives, employees and other business advisors.  The Parties also agree that neither this Agreement nor evidence of this Agreement shall be used or offered as evidence in any proceeding for any purpose whatsoever, except for the purposes of enforcement and compliance as provided above.  In the event one of the Parties is requested by subpoena, deposition notice, court order or otherwise to disclose the terms of this Agreement, notice shall be given to the other Party’s legal counsel within five business days of receipt of the request for disclosure.

9.

Acknowledgements. Each of the Parties acknowledges, represents, warrants and confirms the following:

(a)

the Party has relied on its own judgment regarding the consideration for and language of this Agreement;

(b)

the Party has been given a reasonable period of time to consider this Agreement, has been advised to consult with independent counsel of his own choosing before signing this Agreement, and has consulted with independent counsel or voluntarily elected not to consult with independent counsel with respect hereto;

(c)

this Agreement is written in a manner that is understandable to it and it has read and understood all provisions of this Agreement;

(d)

the Party signs this Agreement as its free and voluntary act, without any duress, coercion or undue influence exerted by or on behalf of the other Party or any other third-party;

(e)

signing this Agreement is not an admission of fault or liability;

(f)

the Party is the sole owner of the claims or causes of action being released herein and such Party has not conveyed or assigned any interest in any such claims or causes of action to any person or entity not a party hereto;

(g)

the Party has full and complete authorization and power to sign this Agreement in the capacity herein stated;

(h)

this Agreement is a valid, binding and enforceable obligation of the Party and does not violate any law, rule, regulation, contract or agreement otherwise enforceable by or against the Party; and

(i)

the Party agrees to be responsible for its own attorney’s fees and costs in connection with the negotiation, preparation and effectuation of this Agreement.

10.

Indemnification.  Each Party agrees to indemnify and hold harmless the other Party against any and all loss, cost, damage, liability or expense (including, but not limited to, reasonable attorneys’ fees and costs) arising out of the breach by the indemnifying party of any representation, warranty, agreement or covenant made by it in this Agreement or any document furnished hereunder.

11.

Nature of the Agreement.  This Agreement and all provisions thereof, including all representations and promises contained herein, are contractual and not a mere recital and shall continue in permanent force and effect.  This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter hereof, and there are no agreements of any nature whatsoever between the Parties hereto with respect to the subject matter hereof, except as expressly stated herein.  This Agreement may not be modified or changed unless done so in writing, signed by the Parties.  In the event that any portion of this Agreement is found to be unenforceable for any reason whatsoever, the unenforceable provision shall be considered to be severable, and the remainder of the Agreement shall continue to be in full force and effect.

12.

Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only by facsimile transmission or by next day delivery by a nationally recognized courier service to the Parties at the following addresses or facsimile numbers:

If to CTV:

Changing Times Vitamins

7740 E. Evans Rd.

Scottsdale, AZ 85260

Attention: Mr. Howard R. Baer

Facsimile: _______________

with a copy to (which shall not constitute

________________________

notice):

________________________

________________________

Attention: _______________

Facsimile: _______________

If to HEP:

Health Enhancement Products, Inc.

7740 E. Evans Rd.

Scottsdale, AZ 85260

Attention: __________________

Facsimile: __________________

with a copy to (which shall not constitute

Snell & Wilmer L.L.P.

notice):

One Arizona Center
Phoenix, Arizona 85004-2202

Attention:  Dan Mahoney

Facsimile:  602-382-6070

13.

Waiver.  The waiver by either Party of any term, condition or provision of this Agreement shall not be construed as a waiver of any other or subsequent term, condition or provision.

14.

Governing Law.  This Agreement shall be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws) of the State of Arizona.

15.

Attorney’s Fees.  In the event either Party to this Agreement brings any action to enforce any provision hereof or to collect damages of any kind for any breach of this Agreement, the prevailing party shall be entitled to all court costs, all expenses arising out of or incurred by reason of the litigation, and any reasonable attorney’s fees expended or incurred in any such proceedings, and all such costs and expenses shall be included in the judgment.

16.

Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Parties and each of their respective heirs, successors, assigns and related entities.

17.

No Assignment of Claims.  Each Party hereby represents and warrants that such Party has not assigned or otherwise transferred or subrogated, or purported to assign, transfer or subrogate, to any person or entity, any Claim, or any portion thereof, or interest therein such Party may have against the other Party and such Party agrees to indemnify, defend and hold the other Party harmless from and against any and all liabilities, losses, demands, claims, damages, costs, expenses or attorneys’ fees incurred by such other Party as the result of any person or entity asserting any such right, assignment, transfer or subrogation.

18.

Further Act.  The Parties, without further consideration, shall execute and deliver such other documents and take such other action as may be necessary to achieve the objectives of this Agreement.

19.

No Release of Obligations.  Nothing contained in this Agreement shall operate to release or discharge either of the Parties hereto from any claims, rights or causes of action arising out of, relating to or connected with the breach, violation, or untruth of any representation or warranty of such Party set forth herein.

20.

Counterparts.  This Agreement may be executed in two or more counterparts, and by facsimile, each of which shall be deemed an original but all of which taken together shall constitute but one and the same Agreement.

 [Signatures on Following Page]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement effective as of the date first written above.

CHANGING TIMES VITAMINS, INC., an Arizona corporation

S/Howard R. Baer

By: Howard R. Baer

Its: President

HEALTH ENHANCEMENT PRODUCTS, INC., a Nevada corporation

S/Peter Vitulli

By: Peter Vitulli

Its: CEO

[Signature Page to Settlement Agreement and Mutual Release]